Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Shown below are the subsidiaries of the Registrant as of December 31, 2025, except where otherwise indicated).

Name	Jurisdiction of Incorporation
Indivior Limited	England and Wales (as of January 26, 2026).
Indivior Canada Ltd	Canada
Indivior Deutschland GmbH	Germany
Indivior España S.L.U.	Spain
Indivior EU Limited	England and Wales
Indivior Europe Limited	Ireland
Indivior Finance LLC	Delaware (US)
Indivior Finance (2014) LLC	Delaware (US)
Indivior France SAS	France
Indivior Global Holdings Limited	England and Wales
Indivior Inc.	Delaware (US)
Indivior Israel Ltd	Israel
Indivior Italia S.r.l	Italy
Indivior Jersey Finance LLC	Delaware (US)
Indivior Jersey Finance (2021) Limited	Jersey
Indivior Manufacturing LLC	Delaware (US)
Indivior Nordics ApS	Denmark
Indivior Pty Ltd	Australia
Indivior Schweiz AG	Switzerland
Indivior SMTM LLC	Delaware (US)
Indivior Solutions Inc.	Delaware (US)
Indivior South Africa (Pty) Ltd	South Africa
Indivior Treatment Services, Inc.	Delaware (US)
Indivior UK Limited	England and Wales
Indivior UK Finance No1 Limited	England and Wales
Indivior UK Finance No2 Limited	England and Wales
Indivior UK Finance No3 Limited	England and Wales
Indivior US Holdings Inc.	Delaware (US)
Indy 1 (UK) Limited	England and Wales
Opiant Pharmaceuticals UK Limited	England and Wales
RBP Global Holdings Limited	England and Wales